SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of report (Date of earliest event reported): July 12, 2002
                                                          -------------


                           MOLLER INTERNATIONAL, INC.
                -------------------------------------------------
               (Exact name of registrant as specified in charter)


        California                   000-33173                 68-0006075
----------------------------       -------------          -------------------
(State or other jurisdiction        (Commission             (I.R.S. Employer
of incorporation)                   File Number)            Identification No.)


        1222 Research Park Drive, Davis, CA                   95616
      ----------------------------------------              ----------
      (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (530) 756-5086
                                                   --------------



                                 Not Applicable
         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

Moller International is pleased to announce that the Moller M400 Skycar has completed a successful hover demonstration flight of over 1-minute in duration out of ground effect, approximately 10 feet above ground level. The flight was conducted at 8:00 AM on July 12, 2002 at our Davis, CA facilities. The aircraft was piloted via remote control and was under its own power for the entire flight, although it was tethered overhead with a safety line.



NOTE: Safe harbor for Forward Looking Statements.

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the company's actual results in the future periods to differ materially from forecasted results. These risks and uncertainties include, among other things, volatility of prices, product demand, market compensation, risk inherent in the company's international operations, imprecision of reserve estimates and the company's ability to replace and expand reserves.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                     MOLLER INTERNATIONAL, INC.


Dated: July 15, 2002                 By: /s/ Paul S. Moller
                                     ------------------------------
                                     Paul S. Moller, Ph.D.
                                     President